Exhibit 99.206

OFFICE OF THE UNITED STATES TRUSTEE
CENTRAL DISTRICT OF CALIFORNIA

IN RE:
	Pacific Insurance Brokerage, Inc.	STATEMENT NO. 1
FOR THE PERIOD FROM: 1-May-2002
TO: 31-May-2002
DEBTOR
CHAPTER 11 CASE NO. SV02-14236-GM
		Account

CASH ACTIVITY ANALYSIS
A.	Total Receipts Per All Prior Interim Statements	$0.00	$0.00	$0.00	$0.00	$0.00
B.	Less: Total Disbursements Per All Prior Interim Statements	$0.00	$0.00	$0.00	$0.00	$0.00
C.	Beginning Balance	$0.00	$0.00	$0.00	$0.00	$0.00
D.	Receipts During Current Period Per Attached Schedule	$0.00	$0.00	$0.00	$0.00	$0.00
E.	Balance Available	$0.00	$0.00	$0.00	$0.00	$0.00
F.	Less: Disbursements During Period Per Attached Schedule	$0.00	$0.00	$0.00	$0.00	$0.00
G.	Ending Balance	$0.00	$0.00	$0.00	$0.00	$0.00
H.	ACCOUNT INFORMATION
	(1).	Account
(a) Bank name and location
(b) Account Number
I.	Other Monies On Hand: None

I, Alex Corbett, Chief Financial Officer, declare under penalty of perjury, that the information contained in the above Debtor in Possession Interim Statement is true and complete to the best of my knowledge:

Dated:	6/17/2002	Signed:	/s/ ALEX CORBETT